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                           ARTHUR ANDERSEN LLP
                               [LETTERHEAD]

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement Filing on Form N-4 for Hartford Life Insurance Company Separate Account Two.



                                         /s/  Arthur Andersen LLP



Hartford, Connecticut
December 14, 1995